Exhibit 99.1

MDU Resources’ Board of Directors Names Leadership for Everus Construction Group, Effective on Spinoff

BISMARCK, N.D. — July 18, 2024 — MDU Resources Group, Inc.’s (NYSE: MDU) board of directors has selected the management team to lead Everus Construction Group, the company’s construction services subsidiary, effective when the anticipated spinoff of Everus into an independent, publicly traded company is complete. MDU Resources expects the spinoff to be complete in late 2024.

The executive management positions at Everus, effective when the spinoff is complete, include:
•Jeffrey S. Thiede, who will remain president and CEO, a position he has held since 2013. Thiede has been with the company for 20 years.
•Thomas D. Nosbusch, who will become chief operating officer. Nosbusch currently is executive vice president of Everus and has been with the company since 1999.
•Maximillian J. Marcy, who will become vice president, chief financial officer and treasurer. Marcy will join Everus on Aug. 12. He previously was vice president II and business unit CFO of the Engineering Adhesives Segment at H.B. Fuller Company.
•Paul R. Sanderson, who will become vice president, chief legal officer and secretary. Sanderson currently is vice president, chief legal officer and secretary for MDU Resources, the position he has held since joining the company in 2023.
•Jon B. Hunke, who will become vice president and chief accounting officer. Hunke currently is vice president of accounting and enterprise information technology for Everus and has been with the company for 21 years.
•Ray T. Kelly, who will remain senior vice president of market development. Kelly has been with the company since 2016.
•Britney A. Hendricks, who will become vice president of human resources. Hendricks currently is director of human resources for Everus and has been with the company for five years.
•Jason A. Behring, who will become vice president of technology. Behring has been with the company for 25 years and currently is director of enterprise information technology for Everus.

“Our deep bench of talent and long-term succession planning ensure we have the right people in place to lead Everus and MDU Resources as the two businesses become separate, publicly traded companies that are well-positioned for continued growth,” said Dennis W. Johnson, chair of the board of MDU Resources.

Through the planned spinoff of Everus, MDU Resources will achieve its objective of becoming a pure-play regulated energy delivery business. The Everus spinoff is expected to be effected as a tax-free spinoff to MDU Resources shareholders.

“We believe this is the right time to spin off Everus to optimize value for shareholders as the construction services business has a history of record performance, is benefiting from strong industry tailwinds, and this management team has the experience to continue to lead Everus’ growth,” said Nicole A. Kivisto, president and CEO of MDU Resources. “We will continue to focus on our core strategy with our pure-play regulated energy delivery business at MDU Resources as we look to continue growing into the future.”

Exhibit 99.1
Forward-Looking Statements
Information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release, including information about the planned spinoff of Everus Construction Group, the timing of the planned spinoff and statements by MDU Resources’ chair and CEO, are expressed in good faith and are believed by the company to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. For a discussion of important factors that could cause actual results to differ materially, refer to Item 1A — Risk Factors in MDU Resources’ most recent Form 10-K and Form 10-Q and subsequent filings with the SEC.

About MDU Resources
MDU Resources Group, Inc., a member of the S&P MidCap 400 index, provides essential products and services through its regulated energy delivery and construction services businesses. Founded in 1924, the company is celebrating its 100th anniversary; learn more at www.mdu.com/100th-anniversary. For more information about MDU Resources, visit www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

About Everus Construction Group
Everus Construction Group, Inc. is Building America’s Future™ by providing a full spectrum of construction services through its electrical and mechanical, and transmission and distribution specialty contracting services across the United States. These specialty contracting services are provided to utility, transportation, commercial, industrial, institutional, renewable and other customers. Its E&M contracting services include construction and maintenance of electrical and communication wiring and infrastructure, fire suppression systems, and mechanical piping and services. Its T&D contracting services include construction and maintenance of overhead and underground electrical, gas and communication infrastructure, as well as manufacturing and distribution of transmission line construction equipment and tools. For more information about Everus, visit www.everus.com.

Media Contact: Laura Lueder, manager of communications and public relations, 701-530-1095
Investor Contact: Brent Miller, assistant treasurer, 701-530-1730